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MODIFICATION AGREEMENT

THIS AGREEMENT is made this 17th day of June, 1996, by and between Electronic Processing, Inc., a Missouri corporation (hereinafter "Debtor"), and INDUSTRIAL STATE BANK, a Kansas banking corporation (hereinafter "Bank");

WHEREAS Debtor did execute and deliver unto Bank its original Promissory Note dated June 8th, 1994 in the original amount of $250,000.00 made payable to Bank and as collateral thereto did pledge all machinery, equipment, furniture, fixtures, accounts receivable, contract rights, software, the personal guaranteed of Tom W. Olofson, as per the original Security Agreements and Secured Guarantee dated June 8, 1994;

WHEREAS the principal balance outstanding under said original Note has now been reduced to $166,179.94 and Debtor is desirous of converting this Note to a re-advanceable line of credit for new equipment purchases with the ability to advance back up to the original amount as needed and evidenced by invoices for any such purposes, and is also requesting that Bank extend the maturity of said Note to June 8, 1998;

WHEREAS Bank has reviewed Debtor's requests and has agreed to the same according to the terms and conditions contained herein:

NOW THEREFORE, IN CONSIDERATION of the promises and agreements set forth herein, and other good and valuable considerations, the sum and receipt of which is hereby acknowledged and agreed , it is hereby mutually agreed by the undersigned that said original Note No. 45937 shall now become a revolving line of credit solely for the purchases of new equipment, any such advances to be supported by invoices for the purchase of such new equipment, with interest to remain at Industrial State Bank's base lending rate plus two percent per annum (10.25%), paid and adjusted the 8th day of each month, in addition to monthly principal reductions equal to one-thirty sixth (1/36) of the then outstanding principal balance, all beginning July 8, 1996, and continuing on the 6th day of each succeeding month thereafter until June 8, 1998, when the entire unpaid principal balance then outstanding, together with all unpaid accrued interest, shall become due and payable in full. All other existing terms and conditions of the original obligation described herein shall remain unchanged and continue in full force and effect.

IN ADDITION, BY INITIALING BELOW, BOTH DEBTOR AND BANK AGREE THAT THERE ARE NO UNWRITTEN AGREEMENTS BETWEEN THEM AND THIS AGREEMENT IS THE FINAL AGREEMENT BETWEEN THEM.

ADDITIONAL TERMS: NONE

Lender: Industrial State Bank
         By______________
           President

Debtor: Electronic Processing, Inc.
     By______________
       Chairman & CEO
All Due: June 8, 1999
Address: 501 Kansas Avenue
Kansas City, Kansas 66105
INDUSTRIAL STATE BANK
(Secured Lender)
By:_____________________
     W. R. Hook
     President

ELECTRONIC PROCESSING, INC.
(Debtor)

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By______________
     Tom W. Olofson
     Chairman/CEO

     Electronic Processing, Inc.
     a Missouri corporation
     501 Kansas Avenue
     Kansas City, Kansas 66105
     BORROWERS NAME AND ADDRESS
     "I" includes each borrower above, jointly and severally.

     Industrial State Bank
     32nd & Strong
     P.O. Box 6007
     Kansas City, Kansas 66106
     "You" means the lender, its successors and assigns.

     Loan Number   00045937
     Date   JUNE 8, 1994
     Maturity Date  JUNE 8, 1997
     Loan Amount $ 250,000.00
     Renewal of
I promise to pay you, or your order, at your address listed above the PRINCIPAL sum of TWO HUNDRED FIFTY THOUSAND AND NO/100 ----------------DOLLARS $250,000.00 Single Advance: I have received all of this principal sum. No additional advances are contemplated under this note.
XX Multiple Advance: The principal sum shown above is the maximum amount of principal I can borrow under this note. As of today I have received the amount of $__________________ and future principal advances are contemplated.
Conditions: The conditions for future advances are _________________________ Open end credit: You and I agree that I may borrow up to the maximum amount of principal more than one time. This feature is subject to all other conditions and expires no later than_____________________.
XX Closed End Credit:  You and I agree that I may borrow up to the maximum only one time (and subject to all other conditions).
PURPOSE:  The purpose of this loan is to provide funds for the purchase of new equipment.
INTEREST: I agree to pay interest (calculated on a 365/actual days basis) on the principal balance(s) owing from time to time as stated below.
Fixed Rate:  I agree to pay interest at the fixed, simple rate of ________%
per year.
XX Variable Rate:  I agree to pay interest at the initial simple rate of
9.25% per year.  This rate may change as stated below.
XX Index Rate: the future rate will be 2% IN EXCESS OF the following index rate: INDUSTRIAL STATE BANK'S BASE LENDING RATE PER ANNUM.
No Index: The future rate will not be subject to any internal or external index. It will be entirely in your control.
XX Frequency and Timing:  The rate on this note may increase as often as
MONTHLY.
An increase in the interest rate will take effect ON THE 8TH DAY OF EACH
MONTH BEGINNING JULY 8, 1994.
Limitations: The rate on this note will not at any time (and no matter what happens to any index rate used) go above or below these limits.
Maximum Rate:  The rate will not go above ___________   Minimum Rate:  The
rate will not go below __________.
Post Maturity Rate: I agree to pay interest on the unpaid balance of this note owing after maturity, and until paid in full, as stated below:
on the same fixed or variable rate basis in effect before maturity (as indicated above.)
XX at a rate equal to 5% IN EXCESS OF THE OTHER WISE APPLICABLE RATE HEREON
AT THE TIME OF DEFAULT.

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ADDITIONAL CHARGES:  In addition to interest I / / have paid   /X/ agree to
pay the following additional charges ANY AND ALL FILING FEES.
PAYMENTS:  I agree to pay this note as follows:
XX Interest: I agree to pay accrued interest THE 8TH DAY OF EACH MONTH BEGINNING JULY 8, 1994 AND CONTINUING ON THE 8TH DAY OF EACH SUCCEEDING MONTH THEREAFTER UNTIL MATURITY.
XX Principal: I agree to pay the principal IN MONTHLY PAYMENTS EQUAL TO 1/36 OF THE OUTSTANDING BALANCE BEGINNING JULY 8, 1994 AND CONTINUING ON THE 8TH DAY OF EACH MONTH THEREAFTER UNTIL MATURITY.
Installments: I agree to pay this note in __________. The first payment will be in the amount of ________________ and will be due________________________.
The final payment of the entire unpaid balance of principal and interest will be due____________. Effect of Variable Rate: An increase in the interest rate will have the following effect on the payments.
The amount of each scheduled payment will be increased.
The amount of the final payment will be increased.
Notice to Borrower: This written agreement is the final expression of the agreement between you and the Lender, and as such it may not be contradicted by evidence of any prior oral agreements or of a contemporaneous oral agreement between you and the Lender.
ADDITIONAL TERMS:  NONE    INDUSTRIAL STATE BANK
ELECTRONIC PROCESSING, INC.

______________________    _______________________
Chairman (Borrower)       Pres. (Lender)

Affirmation: By signing or initialing here, Borrower & Lender affirm that no unwritten oral agreement between them exists.

XX SECURITY: This note is secured by: MACHINERY, EQUIPMENT, INVENTORY, ACCOUNTS RECEIVABLE, SOFTWARE, CONTRACT RIGHTS, AND THE PERSONAL GUARANTEE OF TOM W. OLOFSON, ALL AS PER THE ORIGINAL DOCUMENTS OF EVEN DATE.

SIGNATURES: I agree to the terms of this note (including those on the other side). I have received a copy on today's date.
ELECTRONIC PROCESSING, INC.
A Missouri Corporation


By:_______________________
   Tom W. Olofson, Chairman/CEO

Signed________________________for Lender, Title PRESIDENT